UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2016

KEARNY FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37399	30-0870244
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 244-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                       Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of Kearny Financial Corp. (the “Company”) was held on October 27, 2016.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Proxy Statement.  Of the 89,315,843 shares outstanding and entitled to vote, 81,065,289 shares were present at the meeting in person or by proxy.  The final results of the stockholders’ vote are as follows:

1.	Election of directors:
	For	Withheld	Broker Non-Votes

John J. Mazur, Jr.	63,142,867	4,010,314	13,912,108

Matthew T. McClane	63,134,909	4,018,272	13,912,108

John F. McGovern	63,142,729	4,010,452	13,912,108

Raymond E. Chandonnet	65,045,148	2,108,033	13,912,108

2.	A proposal to approve the Kearny Financial Corp. 2016 Equity Incentive Plan:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

64,410,916	2,481,603	260,662	13,912,108

3.	The ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for the fiscal year ending June 30, 2017:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

80,237,066	438,122	390,101	—

4.	An advisory, non-binding resolution to approve the Company’s executive compensation as described in the Proxy Statement:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

64,577,811	2,065,611	509,759	13,912,108

Item 8.01                      Other Events

On October 27, 2016, the Company issued a press release announcing the results of its 2016 Annual Meeting of Stockholders.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)                 Exhibits.

Exhibit No.                                  Description

99.1             Press release dated October 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.
DATE: October 31, 2016	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer